Exhibit 3.7

CERTIFICATE OF FORMATION

OF

NATIONAL MENTOR SERVICES, LLC

This Certificate of Formation of National Mentor Services, LLC (the “LLC”) is being duly executed and filed by Eleanor M. Coleman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.Code Ann. §18-101, et seq.)

FIRST.  The name of the limited liability company formed hereby is:

National Mentor Services, LLC

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned, an authorized person of the LLC, has caused this Certificate of Formation to be duly executed as of the 5th day of November 2002.

/s/ Eleanor M. Coleman
Eleanor M. Coleman,
Authorized Person